SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          SPANLINK COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

      MINNESOTA                                          41-1618845
(State of incorporation)                    (I.R.S. Employer Identification No.)

                             7125 NORTHLAND TERRACE
                         BROOKLYN PARK, MINNESOTA 55428
              (Address of Principal Executive Offices and Zip Code)

                          SPANLINK COMMUNICATIONS, INC.
                             1996 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                                  Brian P. King
                             Chief Financial Officer

                             7125 Northland Terrace
                         Brooklyn Park, Minnesota 55428
                            Telephone (612) 971-2000
                      (Name, address, and telephone number,
                   including area code, of agent for service)


                         Calculation of Registration Fee

                                          Proposed         Proposed
                                           maximum          maximum
Title of securities    Amount to be     offering price      aggregate          Amount of
 to be registered      registered(1)     per share(2)   offering price(2)  registration fee
 ----------------      -------------     ------------   -----------------  ----------------
Common Stock          250,000 shares     $2.688          $672,000            $203.64
(no par value)


(1) These additional 250,000 shares shall be reserved for awards and for issuance upon exercise of options that have been or may be granted under the Spanlink Communications, Inc. 1996 Omnibus Stock Plan, as amended (the "Plan"), giving Spanlink Communications, Inc. a total of 1,000,000 shares reserved for awards and for issuance upon exercise of options under the Plan. Pursuant to Rule 416(c) under the Securities
         Act of 1933, this registration statement also covers an indeterminate number of shares which may be offered or sold pursuant to the Plan as a result of the operation of the provisions of the Plan intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

(2) Estimated solely for purposes of computing the registration fee. In accordance with Rule 457(c) and (h)(1), the price used is the average of the high and low prices of the Common Stock as traded on the Nasdaq
         SmallCap Market on July 3, 1997.





              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the document containing the information specified in Part I of Form S-8 will be distributed to persons who receive grants or awards under the 1996 Omnibus Stock Plan (the "Plan"), as amended. That disclosure document constitutes a Section 10(a) prospectus and is incorporated by reference in this Registration Statement for Additional Securities, but is not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement.


                           INCORPORATION BY REFERENCE

         Spanlink Communication, Inc. (the "Company") has previously filed with the Securities and Exchange Commission a Registration Statement on Form S-8, SEC File No. 333-14949 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to 750,000 shares of the Company's common stock. Pursuant to Form S-8, General Instruction E, "Registration of Additional Securities," the contents of that Registration Statement is herein incorporated by reference. In addition, the Company's Annual Report on Form 10-KSB (File No. 000-28138) for the year ended December 31, 1996, and its Quarterly Report on Form 10-QSB (File No. 000-28138) for the three month period ending March 31, 1997 are also incorporated by reference.


                                REQUIRED EXHIBITS



Exhibit No.      Description

  4.1            Spanlink Communications, Inc. 1996 Omnibus Stock Plan and
                 Amendment No. 1.
  5.1            Opinion and Consent of Counsel
 23.1            Consent of Price Waterhouse LLP
 23.3            Consent of Counsel (contained in exhibit 5.1)
 24 Power of Attorney (included in the signature page to this Registration Statement)




                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on July 8, 1997.


                                          SPANLINK COMMUNICATIONS, INC.
                                            REGISTRANT



                                          By /s/ Brett A. Shockley
                                             Name:  Brett A. Shockley
                                             Title:   Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brett A. Shockley, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 8, 1997, by the following persons in the capacities indicated:


       Name                                                 Title
       ----                                                 -----

/s/ Brett A. Shockley                            Chairman of the Board, Chief
Brett A. Shockley                                Executive Officer, President
                                                 and Director
                                                 (PRINCIPAL EXECUTIVE OFFICER)

/s/ Brian P. King                                Chief Financial Officer
Brian King                                       (PRINCIPAL FINANCIAL OFFICER)

/s/ Thomas F. Madison                            Director
Thomas F. Madison

/s/ Joseph D. Mooney                             Director
Joseph D. Mooney

/s/ Bruce E. Humphrey                            Director
Bruce E. Humphrey

/s/ Loren A. Singer, Jr.                         Director
Loren A. Senger, Jr.